Bank of America 1Q23 Financial Results April 18, 2023

1Q23 Results Highlights

Generated strong earnings	**Diluted EPS $0.94** +18% YoY		**Revenue[1] $26.3B** +13% YoY	
Grew clients and accounts organically		**~130K net new Consumer checking accounts**		**~14.5K net new GWIM[2] relationships**
Seventh consecutive quarter of operating leverage[3]				
Strengthened balance sheet	**CET1[4] capital $184B**		**Deposits[5] $1.9T**	**Cash[5] $376B**
Maintained strong liquidity		**GLS[5,6] $904B**		
Delivered good returns	**ROE[7] 12.5%**		**ROTCE[7,8] 17.4%**	**ROA[7] 1.07%**

[1] Revenue, net of interest expense.
[2] GWIM stands for Global Wealth and Investment Management.
[3] Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense.
[4] CET1 stands for common equity tier 1.
[5] End of period.
[6] GLS stands for Global Liquidity Sources. See note A on slide 35 for definition of Global Liquidity Sources.
[7] ROE stands for return on average common shareholders' equity. ROTCE stands for return on average tangible common shareholders' equity. ROA stands for return on average assets.
[8] Represents a non-GAAP financial measure. For important presentation information, see slide 38.

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1Q23 Highlights (Comparisons to 1Q22, unless otherwise noted) • Net income of $8.2B; diluted earnings per share of $0.94; ROE 12.5%, ROTCE 17.4%1 • Revenue, net of interest expense, of $26.3B increased $3.0B, or 13% – Net interest income (NII) of $14.4B ($14.6B FTE1) increased $2.9B, or 25%, driven primarily by benefits from higher interest rates and solid loan growth – Noninterest income of $11.8B increased $154MM, or 1%, as higher sales and trading revenue more than offset lower service charges and declines in asset management and investment banking fees • Provision for credit losses of $931MM – Net reserve build of $124MM vs. net reserve release of $362MM in 1Q22; build of $403MM in 4Q222 – Net charge-offs (NCOs) of $807MM increased compared to 1Q22 and 4Q22 and remained below pre-pandemic levels – Net charge-off ratio of 32 bps increased 16 bps vs. 1Q22 and 6 bps vs. 4Q22 • Noninterest expense of $16.2B increased $0.9B, or 6%, vs. 1Q22 – Generated operating leverage3 for the seventh consecutive quarter (705 bps in 1Q23) • Balance sheet remained strong – Average loans and leases grew $2B from 4Q22 – Average deposits decreased $32B from 4Q22 – Common Equity Tier 1 ratio of 11.4% increased 14 bps from 4Q22 – Average Global Liquidity Sources of $854B; ending Global Liquidity Sources of $904B4 – Paid $1.8B in common dividends and repurchased $2.2B of common stock, including repurchases to offset shares awarded under equity-based compensation plans 3 Note: FTE stands for fully taxable-equivalent basis. 1 Represent non-GAAP financial measures. For important presentation information about these measures, see slide 38. 2 For more information on reserve build (release), see note B on slide 35. Net charge-offs exclude loans measured at fair value. 3 Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 4 See note A on slide 35 for definition of Global Liquidity Sources.

Note: Amounts may not total due to rounding. N/M stands for not meaningful. 1 Represent non-GAAP financial measures. For more information on pretax, pre-provision income and a reconciliation to GAAP, see note C on slide 35. For important presentation information about these measures, see slide 38. Summary Income Statement ($B, except per share data) 1Q23 4Q22 Inc / (Dec) 1Q22 Inc / (Dec) Total Revenue, net of interest expense $26.3 $24.5 $1.7 7% $23.2 $3.0 13 % Provision for credit losses 0.9 1.1 (0.2) (15) — 0.9 N/M Net charge-offs 0.8 0.7 0.1 17 0.4 0.4 106 Reserve build (release) 0.1 0.4 (0.3) (69) (0.4) 0.5 134 Noninterest expense 16.2 15.5 0.7 4 15.3 0.9 6 Pretax income 9.1 7.9 1.2 15 7.9 1.2 15 Pretax, pre-provision income1 10.0 9.0 1.0 11 7.9 2.1 27 Income tax expense 0.9 0.8 0.2 21 0.8 0.1 14 Net income $8.2 $7.1 $1.0 14 $7.1 $1.1 15 Diluted earnings per share $0.94 $0.85 $0.09 11 $0.80 $0.14 18 Average diluted common shares (in millions) 8,182 8,156 27 — 8,202 (20) — Return Metrics and Efficiency Ratio Return on average assets 1.07% 0.92% 0.89 % Return on average common shareholders' equity 12.5 11.2 11.0 Return on average tangible common shareholders' equity1 17.4 15.8 15.5 Efficiency ratio 62 63 66 1Q23 Financial Results 4

Balance Sheet, Liquidity and Capital

(EOP[1] basis unless noted)

Balance Sheet Metrics	1Q23	4Q22	1Q22
Assets ($B)			
Total assets	**$3,195**	$3,051	$3,238
Total loans and leases	**1,046**	1,046	993
Cash and cash equivalents	**376**	230	274
Total debt securities	**797**	863	970
Funding & Liquidity ($B)			
Total deposits	**$1,910**	$1,930	$2,072
Long-term debt	**284**	276	279
Global Liquidity Sources (average)[2]	**854**	868	1,109
Equity ($B)			
Common shareholders' equity	**$252**	$245	$239
Common equity ratio	**7.9 %**	8.0 %	7.4 %
Tangible common shareholders' equity[3]	**$182**	$175	$169
Tangible common equity ratio[3]	**5.8 %**	5.9 %	5.3 %
Per Share Data			
Book value per common share	**$31.58**	$30.61	$29.70
Tangible book value per common share[3]	**22.78**	21.83	20.99
Common shares outstanding (in billions)	**7.97**	8.00	8.06

Basel 3 Capital ($B)[4]	1Q23	4Q22	1Q22
Common equity tier 1 capital	**$184**	$180	$170
Standardized approach			
Risk-weighted assets (RWA)	**$1,623**	$1,605	$1,639
CET1 ratio	**11.4 %**	11.2 %	10.4 %
Advanced approaches			
Risk-weighted assets	**$1,429**	$1,411	$1,416
CET1 ratio	**12.9 %**	12.8 %	12.0 %
Supplementary leverage			
Supplementary Leverage Ratio	**6.0 %**	5.9 %	5.4 %

- CET1 ratio of 11.4% increased 14 bps vs. 4Q22[4]
  - CET1 capital of $184B rose $4B from 4Q22, driven by net income and OCI on AFS debt securities,[5] partially offset by capital distributions to common shareholders
  - Standardized RWA of $1,623B increased $19B from 4Q22
- Book value per share of $31.58 improved 3% from 4Q22
- Average Global Liquidity Sources[2] of $854B decreased $14B, or 2%, from 4Q22
  - Ending Global Liquidity Sources[2] of $904B

[1] EOP stands for end of period.
[2] See note A on slide 35 for definition of Global Liquidity Sources.
[3] Represent non-GAAP financial measures. For important presentation information, see slide 38.
[4] Regulatory capital ratios at March 31, 2023 are preliminary. Bank of America Corporation ("the Corporation") reports regulatory capital ratios under both the Standardized and Advanced approaches. Capital adequacy is evaluated against the lower of the Standardized or Advanced approaches compared to their respective regulatory capital ratio requirements. The Corporation's binding ratio was CET1 ratio under the Standardized approach as of March 31, 2023, December 31, 2022 and March 31, 2022.
[5] OCI stands for other comprehensive income; AFS stands for available-for-sale.

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$962 $1,000 $1,024 $1,029 $1,031 284 290 295 300 304 211 219 224 225 221 359 377 384 380 381 109 114 120 123 125 Consumer Banking GWIM Global Banking Global Markets 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $250 $500 $750 $1,000 $1,250 $978 $1,015 $1,034 $1,039 $1,041 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $250 $500 $750 $1,000 $1,250 +7% +5% +6% +15% Average Loan and Lease Trends YoY +7% YoY +7% YoY (35%) Note: Amounts may not total due to rounding. Total Loans and Leases in All Other ($B) Loans and Leases in Business Segments ($B) Total Loans and Leases by Portfolio ($B) Total Loans and Leases ($B) $435 $446 $449 $453 $453 $543 $569 $585 $587 $588 Consumer Commercial 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $250 $500 $750 6 12 12 8 8 8 3 3 3 2 2 $15 $14 $11 $10 $10 Residential mortgage Home equity 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $5 $10 $15 $20

Consumer Banking ($B) GWIM ($B) Global Banking ($B) Total Corporation ($B) Average Deposit Trends Bank of America Ranked #1 in U.S. Retail Deposit Market Share1 Note: Amounts may not total due to rounding. Total Corporation also includes Global Markets and All Other. 1 Estimated U.S. retail deposits based on June 30, 2022 FDIC deposit data. 2 Includes Consumer and Small Business checking products and excludes Consumer Investments, which are included in non-checking. 3 Includes Preferred Deposits, other non-sweep Merrill Bank deposits, and Private Bank deposits. $256 $385 $364 $339 $318 $314 167 213 200 206 211 224 88 172 163 134 106 90 Bank deposits Sweep deposits 4Q19 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $100 $200 $300 $400 $1,410 $2,046 $2,012 $1,963 $1,926 $1,894 1,002 1,247 1,222 1,225 1,245 1,264 409 799 790 738 681 630 Interest-bearing Noninterest-bearing 4Q19 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $500 $1,000 $1,500 $2,000 $2,500 $379 $540 $509 $495 $503 $493 209 157 142 171 226 257 169 383 367 324 278 236 Interest-bearing Noninterest-bearing 4Q19 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $200 $400 $600 +6% (15%) +2% (7%) QoQ (2%) QoQ (1%) QoQ (2%) +14% (15%) (2%) QoQ (2%) 7 $720 $1,056 $1,078 $1,069 $1,047 $1,026 377 515 523 522 511 501 343 541 555 547 536 525 Non-checking Checking 4Q19 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $250 $500 $750 $1,000 $1,250 (2%) 2 +26% +54% vs. 4Q19 +34% +34% +2% vs. 4Q19 +23% +33% +53% vs. 4Q19 +43% +23% +39% vs. 4Q19 +30% 3

$497 $547 Non-checking ($B) Checking ($B) 09/30/22 12/30/22 03/31/23 $475 $500 $525 $550 $575 $271 $225 Interest-bearing ($B) Noninterest-bearing ($B) 09/30/22 12/30/22 03/31/23 $150 $200 $250 $300 $350 $222 $80 Bank deposits ($B) Sweep deposits ($B) 09/30/22 12/30/22 03/31/23 $0 $100 $200 $300 Interest-bearing ($B) Noninterest-bearing ($B) Total ($B) Fed Funds Target Rate 09/30/22 12/30/22 03/31/23 $500 $1,000 $1,500 $2,000 3.00% 4.00% 5.00% Consumer Banking Declined $4B to $1,045B in 1Q23 GWIM Declined $22B to $301B in 1Q23 Global Banking Declined $3B to $496B in 1Q23 Total Deposits of $1,910B Declined $20B in 1Q23 Weekly Ending Deposit Trends 8 $555 $184 $300 $518 Note: Amounts may not total due to rounding. Deposit trends represent weekly end-of-period deposit balances. Total Corporation also includes Global Markets and All Other. 1 Includes Consumer and Small Business checking products and excludes Consumer Investments, which are included in non-checking. 2 Includes Preferred Deposits, other non-sweep Merrill Bank deposits, and Private Bank deposits. $208 $117 $1,938 $1,219 $719 $1,910 $1,275 $636 3/10 3/103/10 1 $1,930 $1,269 $661 $543 $506 $244 $255 $223 $101 2

Global Banking $496B 26% GWIM $301B 16% Consumer & Small Business $1,045B 55% $1.9T Deposits in Our Diversified and Engaged Deposit Franchise 9 Note: Amounts may not total due to rounding. 1 Data as of February, 2023. Includes Consumer and Small Business checking and savings products, excludes Consumer Investments. 2 Consists of Zelle, Bill Pay, or recurring ACH, in the last 90 days. 3 Digitally active represents clients with mobile/online login activities in a 90-day period. 4 As defined by core based statistical area (CBSA) size ranking based on 2022 FDIC retail estimated deposits in market. 5 End of period. Total Corporation also includes Global Markets and All Other deposits of $68B. 6 GWIM clients include Private Bank and Merrill clients with a Bank of America bank account. Consumer & Small Business1 • Balances from very engaged clients – 85% from clients with more than one product – 85% from clients with everyday transactions2 – 78% from digitally active clients3 – 74% with clients that participate in Preferred Rewards • Long-tenured relationships – 83% of balances from clients with 5+ year tenure – 67% from clients with 10+ year tenure • Diversified business – Presence in 83 of top 100 markets in the US4 – Small Business balances distributed among 17 primary industry types, with none representing >18% of total balances • 1Q23 rate paid on deposits of 12 bps, up 6 bps from 4Q22 Global Wealth & Investment Management6 • Long-tenured and engaged relationships – Average relationship tenure of 14 years – 74% of banking clients digitally active3 – 74% of checking clients enrolled in Preferred Rewards • 1Q23 rate paid on deposits of 197 bps, up 60 bps from 4Q22 Global Banking • Long-tenured, multi-product relationships – 80% of US balances are held by clients with an account tenure of 10+ years – 73% of balances from clients with 5+ total solutions per relationship • Client balances geographically diversified across US • 1Q23 rate paid on deposits of 170bps, up 57 bps from 4Q22$1.9T5

Strong Excess Deposits Drove Need to Invest (EOP, $T) 10 $1.4 $1.6 $1.7 $1.7 $1.8 $1.9 $1.9 $2.0 $2.1 $2.1 $2.0 $1.9 $1.9 $1.9 1.4 1.6 1.7 1.7 1.8 1.9 1.9 2.0 2.1 2.1 2.0 1.9 1.9 1.9 1.0 1.1 1.0 1.0 0.9 0.9 0.9 0.9 1.0 1.0 1.0 1.0 1.0 1.0 0.5 0.5 0.7 0.7 0.9 1.0 1.0 1.0 1.1 1.1 1.0 0.9 0.9 0.9 Deposits Loans Deposits in excess of loans 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 Note: Amounts may not total due to rounding.

Investments Made to Extract the Value of Deposits 11 $634 $726 $761 $885 $1,065 $1,183 $1,200 $1,248 $1,331 $1,244 $1,131 $1,085 $1,093 $1,173 162 380 348 230 376 256 247 308 230 173 216 438 675 633 624 Cash and cash equivalents ($B) AFS and other securities ($B) HTM securities ($B) 4Q19 1Q20 2Q20 3Q20 4Q20 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $500 $1,000 $1,500 • Managed within various interest rate sensitivity, liquidity, and capital limits • Deposits in excess of loans grew from $0.5T in 4Q19 to $1.1T (4Q21-1Q22) and were $0.9T at March 31, 2023 – Stored excess deposits in cash and investment securities – Hedged AFS securities with floating rate swaps, beginning in 2020 – Stopped adding to HTM securities book as deposits appeared to be peaking; book has declined quarterly and is $59B below peak of $683B in 3Q21 – Weighted average life of HTM portfolio currently 8.5 years; AFS 5.5 years – NII excluding Global Markets trough of $9.1B in 3Q20 vs. $14.5B in 1Q233 • Reduced AFS securities and increased cash in 1Q23 Yield2 on: Cash 1.2% 0.8% 0.0% 0.0% 0.1% 0.0% 0.0% 0.1% 0.1% 0.1% 0.6% 1.8% 3.1% 4.0% Securities 2.5% 2.5% 2.1% 1.6% 1.5% 1.4% 1.3% 1.4% 1.5% 1.6% 1.7% 1.9% 2.3% 2.6% Blended 2.2% 2.1% 1.3% 1.1% 1.0% 1.1% 1.0% 1.1% 1.2% 1.3% 1.5% 1.9% 2.4% 2.9% Note: Amounts may not total due to rounding. 1 HTM stands for held-to-maturity. 2 Yields based on average balances. Yield on cash represents yield on interest-bearing deposits with the Federal Reserve, non-U.S. central banks and other banks. 3 Fully taxable-equivalent basis. Represents a non-GAAP financial measure. Reported NII was $10.1B and $14.4B in 3Q20 and 1Q23. FTE NII was $10.2B and $14.6B in 3Q20 and 1Q23. Global Markets NII was $1.1B and $0.1B in 3Q20 and 1Q23. For important presentation information, see slide 38. 1

Net Interest Income (FTE, $B)1 • Net interest income of $14.4B ($14.6B FTE1) increased $2.9B YoY, driven by benefits from higher interest rates and loan growth – Decreased $0.2B from 4Q22, as the benefit from higher interest rates was more than offset by lower deposit balances, two fewer interest accrual days, and lower NII related to GM activity – NII related to GM activity declined approximately $0.9B YoY, and $0.3B from 4Q22, and was offset in noninterest income – Premium amortization expense of $34MM in 1Q23, $210MM in 4Q22, and $905MM in 1Q22 • Net interest yield of 2.20% increased 51 bps YoY and decreased 2 bps from 4Q22 – Excluding GM, net interest yield of 2.85%;1 up 86 bps YoY • As of March 31, 2023, a +100 bps parallel shift in the interest rate yield curve is estimated to benefit net interest income by $3.3B over the next 12 months2 Net Interest Income Increased $2.9B, or 25% YoY Net Interest Yield (FTE)1 Note: FTE stands for fully taxable-equivalent basis. GM stands for Global Markets. 1 Represent non-GAAP financial measures. Net interest yield adjusted to exclude Global Markets NII of $0.1B, $0.4B, $0.7B, $1.0B, and $1.0B and average earning assets of $627.9B, $610.0B, $591.9B, $598.8B, and $610.9B for 1Q23, 4Q22, 3Q22, 2Q22, and 1Q22, respectively. The Corporation believes the presentation of NII and net interest yield excluding Global Markets provides investors with transparency of NII and net interest yield in core banking activities. For important presentation information, see slide 38. 2 NII asset sensitivity represents banking book positions. See note D on slide 35 for information on asset sensitivity assumptions. 1.69% 1.86% 2.06% 2.22% 2.20% 1.99% 2.20% 2.51% 2.81% 2.85% Reported net interest yield Net interest yield excl. GM 1Q22 2Q22 3Q22 4Q22 1Q23 1.00% 1.50% 2.00% 2.50% 3.00% $11.7 $12.5 $13.9 $14.8 $14.6 $11.6 $12.4 $13.8 $14.7 $14.4 Net interest income (GAAP) FTE Adjustment 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $5.0 $10.0 $15.0 12 Net Interest Income excl. GM (FTE, $B)1 $11.7 $12.5 $13.9 $14.8 $14.6 $10.7 $11.6 $13.1 $14.4 $14.5 NII excl. GM GM NII 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $5.0 $10.0 $15.0

$15.3 $15.3 $15.3 $15.5 $16.2 9.5 8.9 8.9 9.2 9.9 5.8 6.4 6.4 6.4 6.3 Compensation and benefits Other 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $10.0 $20.0 66% 67% 62% 63% 62% 1Q22 2Q22 3Q22 4Q22 1Q23 50% 60% 70% • Noninterest expense of $16.2B in 1Q23 increased $0.7B, or 4%, vs. 4Q22, driven primarily by seasonally higher payroll taxes, continued investments in people and technology, and higher FDIC expense from the 2022 increased assessment on banks • 1Q23 expense increased $0.9B, or 6%, vs. 1Q22, driven by investments in the franchise across people and technology as well as higher FDIC expense, partially offset by lower revenue-related incentive compensation Total Noninterest Expense ($B) Efficiency Ratio Expense and Efficiency Note: Amounts may not total due to rounding. 13

• Total net charge-offs of $807MM1 increased $118MM from 4Q22 – Consumer net charge-offs of $653MM increased $122MM, driven primarily by higher credit card losses ◦ Credit card loss rate of 2.21% in 1Q23, 1.71% in 4Q22, and 3.03% in 4Q19 – Commercial net charge-offs of $154MM decreased $4MM • Net charge-off ratio of 0.32% increased 6 bps from 4Q22 and remained below pre-pandemic levels • Provision for credit losses of $931MM – Net reserve build of $124MM in 1Q23, driven primarily by Consumer due to higher-than- expected credit card balances, partially offset by an improved macroeconomic outlook that primarily benefited the Commercial portfolio • Allowance for loan and lease losses of $12.5B represented 1.20% of total loans and leases1,2 – Total allowance of $14.0B included $1.4B for unfunded commitments – Includes a January 1, 2023 $243MM reduction for the accounting change to remove the recognition and measurement guidance on troubled debt restructurings • Nonperforming loans (NPLs) increased $0.1B from 4Q22 to $3.9B – 60% of Consumer NPLs are contractually current • Commercial reservable criticized utilized exposure of $19.8B increased $0.5B from 4Q22 Asset Quality 1 Excludes loans measured at fair value. 2 Allowance for loan and lease losses ratio is calculated as allowance for loan and lease losses divided by loans and leases outstanding at the end of the period. Provision for Credit Losses ($MM) Net Charge-offs ($MM)1 $30 $523 $898 $1,092 $931 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $500 $1,000 $1,500 $392 $571 $520 $689 $807 0.16% 0.23% 0.20% 0.26% 0.32% Net charge-offs Net charge-off ratio 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $200 $400 $600 $800 $1,000 0.00% 0.10% 0.20% 0.30% 0.40% 0.50% 14

Commercial Net Charge-offs ($MM) Consumer Net Charge-offs ($MM) Asset Quality – Consumer and Commercial Portfolios 1 Excludes loans measured at fair value. 2 Fully-insured loans are FHA-insured loans and other loans individually insured under long-term standby agreements. 3 C&I includes commercial and industrial, commercial real estate, and commercial lease financing. $52 $46 $61 $158 $154 0.04% 0.03% 0.04% 0.11% 0.11% C&I Small business Commercial NCO ratio 1Q22 2Q22 3Q22 4Q22 1Q23 ($50) $0 $50 $100 $150 $200 (0.05)% 0.00% 0.05% 0.10% 0.15% 0.20% $340 $525 $459 $531 $653 0.32% 0.47% 0.41% 0.47% 0.58% Credit card Other Consumer NCO ratio 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $200 $400 $600 $800 0.00% 0.25% 0.50% 0.75% 1.00% Commercial Metrics ($MM) 1Q23 4Q22 1Q22 Provision ($14) $190 $16 Reservable criticized utilized exposure 19,789 19,274 20,682 Nonperforming loans and leases 1,204 1,054 1,521 % of loans and leases1 0.20% 0.18% 0.28 % Allowance for loans and leases $5,153 $5,445 $5,389 % of loans and leases1 0.87% 0.93% 0.98 % Consumer Metrics ($MM) 1Q23 4Q22 1Q22 Provision $945 $902 $14 Nonperforming loans and leases 2,714 2,754 3,104 % of loans and leases1 0.60% 0.60% 0.71 % Consumer 30+ days performing past due $3,344 $3,330 $2,844 Fully-insured2 580 627 817 Non fully-insured 2,764 2,703 2,027 Consumer 90+ days performing past due 1,168 1,087 1,077 Allowance for loans and leases 7,361 7,237 6,715 % of loans and leases1 1.63% 1.59% 1.53% # times annualized NCOs 2.78 x 3.44 x 4.88 x 15 3

Continued Organic Growth in 1Q23

Consumer Banking

- Added ~130,000 net new checking accounts; 17th consecutive quarter of growth
- Added 1.3 million credit card accounts[1]
- Record 3.6 million consumer investment accounts, with $37 billion net client flows since 1Q22
- Grew digital sales 4% YoY to 1.8 million; digital sales represented 51% of total sales

Global Wealth & Investment Management

- Added record ~14,500 net new relationships across Merrill and Private Bank
- $80 billion total net client flows since 1Q22
- Opened record ~35,000 bank accounts, up 18% YoY
- Sent ~40,000 referrals to other lines of business

Global Banking

- Grew average loans and leases 6% YoY to $381 billion
- Second best revenue quarter at $6.2 billion, up 19% YoY
- $3.1 billion Global Transaction Services revenue, up 47% YoY
- #3 in investment banking fees[2]

Global Markets

- Grew sales and trading revenue to $5.1 billion
- Second highest quarterly sales and trading revenue in a decade
- Highest quarterly FICC[3] revenue in a decade, up 27% YoY
- Average loans of $125 billion, up 15% YoY

[1] Includes credit cards across Consumer Banking, Small Business, and Global Wealth & Investment Management.
[2] Source: Dealogic as of April 1, 2023.
[3] FICC stands for Fixed Income, Currencies, and Commodities.

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3Q19-2Q21 Break in operating leverage streak Revenue (7%) (5%) (2%) 1% (3%) 1% 3% 2% 7% 7% 1% 7% 4% (1%) 4% 6% —% 2% 12% 10% 2% 6% 8% 11% 13% Expense (29%) (25%) (31%) (2%) (10%) (2%) (1%) (4%) (1%) 1% (3%) (1%) (1%) (5%) (2%) (1%) (4%) —% —% 6% (1%) 2% 6% 6% 6% Extended Quarterly Operating Leverage1 Streak 17 Note: Amounts may not total due to rounding. Operating leverage is calculated as the year-over-year percentage change in revenue, net of interest expense, less the percentage change in noninterest expense. 1 Operating leverage calculated after adjusting 4Q17 revenue for the impact of the Tax Cuts and Jobs Act is a non-GAAP financial measure. Reported revenue growth and operating leverage were 11% and 12% for 4Q18, and 2% and 3% for 4Q17. Reported revenue was $22.7B, $20.4B, and $20.0B for 4Q18, 4Q17, and 4Q16, respectively. Excluding a $0.9B noninterest income charge from enactment of the Tax Act, 4Q17 revenue was $21.4B. For important presentation information, see slide 38.

Consumer Banking

Summary Income Statement ($MM)	1Q23	Inc / (Dec) 4Q22	Inc / (Dec) 1Q22
Total revenue, net of interest expense	$10,706	($76)	$1,893
Provision (benefit) for credit losses	1,089	145	1,141
Noninterest expense	5,473	373	552
Pretax income	4,144	(594)	200
Pretax, pre-provision income[1]	5,233	(449)	1,341
Income tax expense	1,036	(125)	70
Net income	$3,108	($469)	$130

Key Indicators ($B)	1Q23	4Q22	1Q22
Average deposits	$1,026.2	$1,047.1	$1,056.1
Rate paid on deposits	0.12 %	0.06 %	0.02 %
Cost of deposits[2]	1.36	1.21	1.16
Average loans and leases	$303.8	$300.4	$284.1
Net charge-off ratio	0.97 %	0.78 %	0.59 %
Net charge-offs ($MM)	$729	$591	$416
Reserve build (release) ($MM)	360	353	(468)
Consumer investment assets[3]	$354.9	$319.6	$357.6
Active mobile banking users (MM)	36.3	35.5	33.6
% Consumer sales through digital channels	51 %	49 %	53 %
Number of financial centers	3,892	3,913	4,056
Combined credit /debit purchase volumes[4]	$209.9	$223.0	$198.5
Total consumer credit card risk-adjusted margin[4]	8.69 %	9.87 %	10.40 %
Return on average allocated capital	30	35	30
Allocated capital	$42.0	$40.0	$40.0
Efficiency ratio	51 %	47 %	56 %

- Net income of $3.1B increased 4% from 1Q22, driven by strong revenue growth and continued investments in the business
  - Pretax, pre-provision income[1] of $5.2B increased 34% from 1Q22
  - 8th consecutive quarter of operating leverage; efficiency ratio improved YoY to 51%
- Revenue of $10.7B improved 21% from 1Q22, due to increased NII driven by higher interest rates and loan balances, partially offset by the impact of reduced customer non-sufficient funds and overdraft fees
- Provision for credit losses of $1.1B vs. a benefit of $52MM in 1Q22
  - Net reserve build of $360MM, driven primarily by higher-than-expected credit card balances
  - Net charge-offs of $729MM increased $313MM driven primarily by credit card
- Noninterest expense of $5.5B increased 11% from 1Q22, driven primarily by continued investments in people and technology
- Average deposits remained above $1T and decreased $30B, or 3%, from 1Q22
  - 57% of deposits in checking accounts; 92% primary accounts[5]
- Average loans and leases of $304B increased $20B, or 7%, from 1Q22
- Combined credit / debit card spend[4] of $210B increased 6% from 1Q22, with both credit and debit up 6%
- Consumer investment assets[3] of $355B declined $3B, or 1%, from 1Q22, driven by lower market valuations, partially offset by record $37B of client flows from new and existing clients
  - Record 3.6MM consumer investment accounts, up 9%
- 10.3MM Total clients[6] enrolled in Preferred Rewards, up 8% from 1Q22; 99% annualized retention rate

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 35. For important presentation information, see slide 38.
[2] Cost of deposits calculated as annualized noninterest expense as a percentage of total average deposits within the Deposits sub-segment.
[3] End of period Consumer investment assets includes client brokerage assets, deposit sweep balances, and assets under management (AUM) in Consumer Banking.
[4] Includes consumer credit card portfolios in Consumer Banking and GWIM.
[5] Represents the percentage of consumer checking accounts that are estimated to be the customer's primary account based on multiple relationship factors (e.g., linked to their direct deposit).
[6] As of February, 2023. Includes clients in Consumer, Small Business, and GWIM.

18

Erica® Active Users and Interactions (MM)7 Checks vs. Zelle® Sent Transactions (MM) Digital Sales6Digital Users2 and Households3 Digital Channel Usage4,5 1,081 1,360 1,721 1,784 33% 49% 53% 51% Digital unit sales (K) Digital as a % of total sales 1Q20 1Q21 1Q22 1Q23 0 500 1,000 1,500 2,000 0% 25% 50% 75% 100% 2,166 2,579 2,748 3,115 586 786 813 892 Digital channel usage (MM) Digital appointments (K) 1Q20 1Q21 1Q22 1Q23 1,000 1,500 2,000 2,500 3,000 3,500 250 500 750 1,000 1,250 39 40 42 45 50 52 54 56 68% 70% 71% 73% Active users (MM) Verified users (MM) Household adoption % 1Q20 1Q21 1Q22 1Q23 20 30 40 50 60 50% 60% 70% 80% 90% 100% Client Engagement Person-to-Person Payments (Zelle®)8 Digital Volumes 102 170 213 275 $27 $49 $65 $84 Transactions (MM) Volume ($B) 1Q20 1Q21 1Q22 1Q23 0 100 200 300 $0 $25 $50 $75 $100 Consumer1 Digital Update 1 Includes all households/relationships with Consumer platform activity, except where otherwise noted. 2 Digital active users represents Consumer and Merrill mobile and/or online 90-day active users; verified users represent Consumer and Merrill users with a digital identification and password. 3 Household adoption represents households with consumer bank login activities in a 90-day period, as of February for each quarter presented. 4 Digital channel usage represents the total number of desktop and mobile banking sessions on the Consumer Banking platform. 5 Digital appointments represent the number of client-scheduled appointments made via online, smartphone, or tablet. 6 Digital sales represent sales initiated and/or booked via our digital platforms. 7 Erica engagement represents activity across all platforms powered by Erica: BofA mobile app, online search, and Benefits OnLine mobile app. Periods prior to 3Q22 represent activity on BofA mobile app only. 8 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. Zelle® users represent 90-day active users. 10.4 13.5 16.2 19.6 users (MM) 19 Digital Adoption 5.3 12.6 14.2 17.8 27.8 105.6 123.7 166.7 Erica® users Erica® interactions 1Q20 1Q21 1Q22 1Q23 0.0 5.0 10.0 15.0 20.0 0.0 100.0 200.0 300.0 157 128 120 111 70 112 140 179 Checks written Zelle® sent transactions 1Q20 1Q21 1Q22 1Q23 50 100 150 200

Global Wealth & Investment Management

Summary Income Statement ($MM)	1Q23	Inc / (Dec) 4Q22	1Q22
Total revenue, net of interest expense	**$5,315**	($95)	($161)
Provision (benefit) for credit losses	**25**	(12)	66
Noninterest expense	**4,067**	283	52
Pretax income	**1,223**	(366)	(279)
Pretax, pre-provision income[1]	***1,248***	*(378)*	*(213)*
Income tax expense	**306**	(83)	(62)
Net income	**$917**	($283)	($217)

Key Indicators ($B)	1Q23	4Q22	1Q22
Average deposits	**$314.0**	$317.8	$384.9
Rate paid on deposits	**1.97 %**	1.37 %	0.03 %
Average loans and leases	**$221.4**	$225.1	$210.9
Net charge-off ratio	**0.01 %**	0.01 %	0.00 %
Net charge-offs ($MM)	**$6**	$4	$1
Reserve build (release) ($MM)	**19**	33	(42)
AUM flows	**$15.3**	$0.1	$15.5
Pretax margin	**23 %**	29 %	27 %
Return on average allocated capital	**20**	27	26
Allocated capital	**$18.5**	$17.5	$17.5

- Net income of $0.9B decreased 19% from 1Q22
  - Pretax, pre-provision income[1] of $1.2B decreased 15% from 1Q22
  - Pretax margin of 23%
- Revenue of $5.3B decreased 3% compared to 1Q22, driven by the impact of lower equity and fixed income market valuations on asset management fees, partially offset by higher NII
- Noninterest expense of $4.1B increased 1% vs. 1Q22, as investments in the business, including strategic hiring and technology, were mostly offset by lower revenue-related incentives
- Client balances of $3.5T decreased 5% from 1Q22, driven by lower market valuations, partially offset by net client flows
  - AUM flows of $15B in 1Q23
- Average deposits of $314B decreased $71B, or 18%, from 1Q22
- Average loans and leases of $221B increased $11B, or 5%, from 1Q22, driven by residential mortgage and custom lending
- Added a record ~14,500 net new relationships across Merrill and Private Bank in 1Q23
- 84% of GWIM households / relationships are digitally active across the enterprise, up from 81% in 1Q22

[1] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 35. For important presentation information, see slide 38.

20

Erica® Interactions (MM)5 1.6 1.8 2.6 1Q21 1Q22 1Q23 0.0 1.0 2.0 3.0 Person-to-Person Payments (Zelle®)6 Check Deposits eDelivery4Digital Households / Relationships Digital Channel Adoption1,3 63% 71% 74% 77% 1Q20 1Q21 1Q22 1Q23 0% 25% 50% 75% 100% 46% 53% 56% 58% 71% 74% 75% 77% Mobile adoption Online adoption 1Q20 1Q21 1Q22 1Q23 0% 25% 50% 75% 100% 630 667 688 717 75% 79% 81% 84% Digital households / relationships (K) Digital adoption % 1Q20 1Q21 1Q22 1Q23 500 550 600 650 700 750 60% 70% 80% 90% 100% Client Engagement Digital Volumes Global Wealth & Investment Management Digital Update 1 Digital Adoption is the percentage digitally active Merrill primary households ($250K+ in investable assets within the enterprise) and digitally active Private Bank core relationships ($3MM+ in total balances). Merrill excludes Stock Plan and Banking only households. Private Bank includes third party activities (effective 1Q23), and excludes Irrevocable Trust-only relationships, Institutional Philanthropic relationships, and exiting relationships. 2 Digital Adoption as of February for 1Q20, 1Q21, and 1Q22. 1Q23 as of March for Merrill and as of February for Private Bank. 3 Digital channel adoption represents the percentage of desktop and mobile banking engagement, as of February for each quarter presented. 4 GWIM eDelivery percentage includes Merrill Digital Households (excluding Stock Plan, Banking only households, Retirement only, and 529 only) and Private Bank relationships that receive statements digitally, as of February for each quarter presented. 5 Erica engagement represents activity across all platforms powered by Erica: BofA mobile app, online search, and Benefits OnLine mobile app. Periods prior to 3Q22 represent activity on BofA mobile app only. 6 Includes Bank of America person-to-person payments sent and received through e-mail or mobile identification. 7 Includes mobile check deposits, remote deposit operations), and automated teller machine transactions. 21 Digital Adoption1,2 0.7 1.2 2.0 2.7 $0.4 $0.7 $1.2 $1.6 Transactions (MM) Volume ($B) 1Q20 1Q21 1Q22 1Q23 0.0 1.0 2.0 3.0 $0.0 $0.5 $1.0 $1.5 $2.0 1.4 1.3 1.3 73% 74% 74% Physical (MM) Automated 1Q21 1Q22 1Q23 0.0 0.5 1.0 1.5 50% 60% 70% 80% 90% 7

Global Banking

Summary Income Statement ($MM)	1Q23	Inc / (Dec) 4Q22	1Q22
Total revenue, net of interest expense[1]	**$6,203**	($235)	$1,009
Provision (benefit) for credit losses	**(237)**	(386)	(402)
Noninterest expense	**2,940**	107	257
Pretax income	**3,500**	44	1,154
Pretax, pre-provision income[2]	**3,263**	*(342)*	*752*
Income tax expense	**945**	29	323
Net income	**$2,555**	$15	$831

Selected Revenue Items ($MM)	1Q23	4Q22	1Q22
Total Corporation IB fees (excl. self-led)[1]	**$1,163**	$1,071	$1,457
Global Banking IB fees[1]	**668**	706	880
Business Lending revenue	**2,334**	2,670	2,111
Global Transaction Services revenue	**3,065**	3,109	2,088

Key Indicators ($B)	1Q23	4Q22	1Q22
Average deposits	**$492.6**	$503.5	$539.9
Average loans and leases	**381.0**	380.4	358.8
Net charge-off ratio	**0.09 %**	0.12 %	(0.01) %
Net charge-offs ($MM)	**$87**	$112	($12)
Reserve build (release) ($MM)	**(324)**	37	177
Return on average allocated capital	**21 %**	23 %	16 %
Allocated capital	**$49.3**	$44.5	$44.5
Efficiency ratio	**47 %**	44 %	52 %

- Net income of $2.6B increased 48% from 1Q22
  - Pretax, pre-provision income[2] of $3.3B increased 30% from 1Q22
- Revenue of $6.2B increased 19% vs. 1Q22, driven primarily by higher NII from the benefit of higher interest rates, partially offset by lower investment banking fees, lower treasury service charges due to higher earnings credit rates, and lower revenue from ESG investment activities
- Total Corporation investment banking fees (excl. self-led) of $1.2B decreased $0.3B, or 20%, from 1Q22
- Provision for credit losses reflected a benefit of $237MM, driven primarily by an improved macroeconomic outlook, and decreased $402MM from 1Q22 as the prior year was impacted by reserve builds
- Noninterest expense of $2.9B increased 10% from 1Q22, primarily reflecting continued investments in the business, including strategic hiring in 2022
- Average deposits of $493B decreased $47B, or 9%, from 1Q22
- Average loans and leases of $381B increased $22B, or 6%, from 1Q22

[1] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[2] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 35. For important presentation information, see slide 38.

22

Credit Monitoring Documents Uploaded Digitally (%)3,4 CashPro® Proactive Alerts & Insights (MM)2 Global Payments to Digital Wallets (K)3 15% 24% 34% 42% 1Q20 1Q21 1Q22 1Q23 0% 10% 20% 30% 40% 50% 225 246 385 395 1Q20 1Q21 1Q22 1Q23 100 200 300 400 500 12.3 14.2 15.6 17.0 1Q20 1Q21 1Q22 1Q23 0.0 5.0 10.0 15.0 20.0 CashPro® App PaymentsClient Digital Adoption % CashPro® App Sign-ins (K) $44 $62 $136 $179 0.8 1.3 2.4 3.3 Value ($B) Volume (MM) 1Q20 1Q21 1Q22 1Q23 0 50 100 150 200 0.0 1.0 2.0 3.0 4.0 336 474 720 1Q21 1Q22 1Q23 0 250 500 750 74% 74% 76% 1Q21 1Q22 1Q23 50% 60% 70% 80% Client Engagement Digital Volumes Global Banking Digital Update 23 Digital Adoption1 1 Digital active clients represents 90-day active clients across CashPro® and BA360 platforms. Metric tracked starting in 1Q21. Data as of February for each quarter presented. 2 CashPro® alert volume and CashPro® online reports and statements scheduled. 3 1Q represents December through February. 4 Eligible credit monitoring documents uploaded digitally through CashPro® Credit (i.e., clients with bilateral loans only and/or Commercial Real Estate Banking clients). Rolling 3-month average.

Global Markets[1]

Summary Income Statement ($MM)	1Q23	Inc / (Dec) 4Q22	1Q22
Total revenue, net of interest expense[2]	**$5,626**	$1,765	$334
Net DVA	**14**	*207*	*(55)*
Total revenue (excl. net DVA)[2,3]	**5,612**	*1,558*	*389*
Provision (benefit) for credit losses	**(53)**	(57)	(58)
Noninterest expense	**3,351**	180	234
Pretax income	**2,328**	1,642	158
Pretax, pre-provision income[4]	**2,275**	*1,585*	*100*
Income tax expense	**640**	458	65
Net income	**$1,688**	$1,184	$93
Net income (excl. net DVA)[3]	***$1,677***	***$1,027***	***$134***

Selected Revenue Items ($MM)[2]	1Q23	4Q22	1Q22
Sales and trading revenue	**$5,067**	$3,525	$4,719
Sales and trading revenue (excl. net DVA)[3]	**5,053**	3,718	4,650
FICC (excl. net DVA)[3]	**3,429**	2,343	2,648
Equities (excl. net DVA)[3]	**1,624**	1,375	2,002
Global Markets IB fees	**469**	347	582

Key Indicators ($B)	1Q23	4Q22	1Q22
Average total assets	**$870.0**	$857.3	$858.7
Average trading-related assets	**626.0**	608.5	596.2
Average 99% VaR ($MM)[5]	**109**	117	79
Average loans and leases	**125.0**	123.0	108.6
Net charge-offs ($MM)	**—**	(1)	21
Reserve build (release) ($MM)	**(53)**	5	(16)
Return on average allocated capital	**15 %**	5 %	15 %
Allocated capital	**$45.5**	$42.5	$42.5
Efficiency ratio	**60 %**	82 %	59 %

- Net income of $1.7B increased 6% from 1Q22
  - Excluding net DVA, net income of $1.7B increased 9%[3]
- Revenue of $5.6B increased 6% from 1Q22, driven primarily by higher sales and trading revenue, partially offset by lower investment banking fees
- Sales and trading revenue of $5.1B increased 7% from 1Q22
  - FICC revenue increased 27% to $3.4B, driven primarily by improved performance across mortgage, credit, municipal products, and increased secured financing activity for clients
  - Equities revenue decreased 19% to $1.6B, driven by weaker trading performance and lower client activity in derivatives and cash
- Excluding net DVA, sales and trading revenue of $5.1B increased 9% from 1Q22[3]
  - FICC revenue of $3.4B increased 29%[3]
  - Equities revenue of $1.6B decreased 19%[3]
- Noninterest expense of $3.4B increased 8% vs. 1Q22, driven by investments in the business, including people and technology
- Average VaR of $109MM in 1Q23[5]

[1] The explanations for current period-over-period changes for Global Markets are the same for amounts including and excluding net DVA.
[2] Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities.
[3] Represents a non-GAAP financial measure. Reported FICC sales and trading revenue was $3.4B, $2.2B, and $2.7B for 1Q23, 4Q22, and 1Q22, respectively. Reported Equities sales and trading revenue was $1.6B, $1.4B, and $2.0B for 1Q23, 4Q22, and 1Q22, respectively. See note E on slide 35 and slide 38 for important presentation information.
[4] Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 35. For important presentation information, see slide 38.
[5] See note F on slide 35 for the definition of VaR.

24

All Other1 • Net loss of $107MM included a $220MM pretax loss on sale of AFS debt securities • Total corporate effective tax rate (ETR) for the quarter was 10%, which included certain discrete tax benefits – Excluding these discrete tax benefits and recurring ESG tax credit benefits, the ETR would have been approximately 26% 1 All Other primarily consists of asset and liability management (ALM) activities, liquidating businesses, and certain expenses not otherwise allocated to a business segment. ALM activities encompass interest rate and foreign currency risk management activities for which substantially all of the results are allocated to our business segments. 2 Represents a non-GAAP financial measure. For more information and a reconciliation to GAAP, see note C on slide 35. For important presentation information, see slide 38. Inc/(Dec) Summary Income Statement ($MM) 1Q23 4Q22 1Q22 Total revenue, net of interest expense ($1,458) $378 ($17) Provision (benefit) for credit losses 107 149 154 Noninterest expense 407 (248) (176) Pretax income (loss) (1,972) 477 5 Pretax, pre-provision income2 (1,865) 626 159 Income tax (benefit) (1,865) (105) (252) Net income (loss) ($107) $582 $257 25

Supplemental Business Segment Trends

Total Expense ($B) and Efficiency Business Leadership1 • No. 1 in estimated U.S. Retail Deposits(A) • No. 1 Online Banking and Mobile Banking Functionality(B) • No. 1 Small Business Lender(C) • Best Bank in the U.S.(D) • Best Consumer Digital Bank in the U.S.(E) • Best Bank in the U.S. for Small and Medium Enterprises(F) • Certified by J.D. Power for Outstanding Client satisfaction with Customer Financial Health Support – Banking & Payments(G) Total Revenue ($B) Average Deposits ($B) Consumer Investment Assets ($B)2 and Accounts (MM) Average Loans and Leases ($B) Consumer Banking Trends Note: Amounts may not total due to rounding. 1 See slide 36 for business leadership sources. 2 End of period. Consumer investment assets includes client brokerage assets, deposit sweep balances, and AUM in Consumer Banking. $8.8 $9.1 $9.9 $10.8 $10.7 6.7 7.1 7.8 8.5 8.6 2.1 2.0 2.1 2.3 2.1 Net interest income Noninterest income 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $4.0 $8.0 $12.0 $4.9 $5.0 $5.1 $5.1 $5.5 56% 54% 51% 47% 51% Noninterest expense Efficiency ratio 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $2.0 $4.0 $6.0 40% 50% 60% 70% $1,056$1,078$1,069$1,047$1,026 593 606 599 589 581 463 472 470 458 445 Checking Other 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $300 $600 $900 $1,200 $284 $290 $295 $300 $304 115 117 118 118 118 76 78 82 87 89 50 51 52 52 54 22 22 22 22 2221 21 21 21 22 Residential mortgage Consumer credit card Vehicle lending Home equity Small business / other 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $50 $100 $150 $200 $250 $300 $350 27 $358 $315 $302 $320 $355 3.3 3.4 3.4 3.5 3.6 Assets Accounts 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $100 $200 $300 $400 2.5 3.0 3.5 4.0 4.5

977 1,068 1,255 1,096 1,187 1Q22 2Q22 3Q22 4Q22 1Q23 0 500 1,000 1,500 Home Equity1 New Originations ($B)4 Consumer Creditworthiness Remains Strong 1 Includes loan production within Consumer Banking and GWIM. Consumer credit card balances include average balances of $3.0B, $3.0B, and $2.7B in 1Q23, 4Q22, and 1Q22, respectively, within GWIM. 2 Calculated as the difference between total revenue, net of interest expense, and net credit losses divided by average loans. 3 Represents Consumer Banking only. 4 Amounts represent the unpaid principal balance of loans and in the case of home equity, the principal amount of the total line of credit. Consumer Vehicle Lending3 New Originations ($B) Consumer Credit Card1 New Accounts (K) 28 Residential Mortgage1 New Originations ($B)4 Key Stats 1Q22 4Q22 1Q23 Average outstandings ($B) 78.4 89.6 91.8 NCO ratio 1.53% 1.71% 2.21% Risk-adjusted margin2 10.40% 9.87% 8.69% Average line FICO 770 772 774 $7.1 $7.1 $5.9 $6.8 $7.0 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $2.5 $5.0 $7.5 $10.0 Key Stats 1Q22 4Q22 1Q23 Average outstandings ($B) 49.9 52.5 53.9 NCO ratio 0.03% (0.01%) (0.00%) Average booked FICO 790 795 795 $16.4 $14.5 $8.7 $5.2 $3.9 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $10.0 $20.0 Key Stats 1Q22 4Q22 1Q23 Average outstandings ($B)3 115.4 118.1 117.7 NCO ratio3 0.01% 0.01% 0.01% Average FICO 771 768 771 Average booked loan-to-value (LTV) 64% 72% 73% $2.0 $2.5 $2.4 $2.6 $2.6 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $1.0 $2.0 $3.0 $4.0 Key Stats 1Q22 4Q22 1Q23 Average outstandings ($B)3 22.0 21.8 21.6 NCO ratio3 (0.10%) (0.06%) (0.01%) Average FICO 800 791 789 Average booked combined LTV 59% 58% 58%

Average Deposits ($B) Global Wealth & Investment Management Trends Business Leadership1 • No. 1 on Forbes’ Best-in-State Wealth Advisors (2023), Top Women Wealth Advisors (2022), Top Women Wealth Advisors Best-in State (2022), and Top Next Generation Advisors (2022) • No. 1 on Barron’s Top 100 Women Financial Advisors List (2022) • No. 1 on Financial Planning's 'Top 40 Advisors Under 40' List (2022) • Celent Model Wealth Manager award for Client Experience (2023) • MMI/Barron's Industry Award for Digital Innovation (2022) • Aite-Novarica award for Digital Client Experience (2022) • No. 1 in personal trust AUM(H) • Best Private Bank in the U.S. by Family Wealth Report(I) and Global Private Banking(J) • Best Philanthropy Offering by WealthBriefing(K), PWM(L) and Global Finance(M) Note: Amounts may not total due to rounding. 1 See slide 36 for business leadership sources. 2 End of period. Loans and leases includes margin receivables which are classified in customer and other receivables on the Consolidated Balance Sheet. 3 Managed deposits in investment accounts of $39B, $48B, $48B, $55B, and $53B for 1Q23, 4Q22, 3Q22, 2Q22, and 1Q22, respectively, are included in both AUM and Deposits. Total client balances only include these balances once. Average Loans and Leases ($B) Total Revenue ($B) Client Balances ($B)2,3 $5.5 $5.4 $5.4 $5.4 $5.3 1.7 1.8 2.0 2.0 1.9 3.2 3.1 2.9 2.8 2.9 0.6 0.6 0.6 0.6 0.6 Net interest income Asset management fees Brokerage / Other 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $2.0 $4.0 $6.0 1,572 1,411 1,330 1,401 1,467 1,593 1,438 1,414 1,482 1,571 385 348 325 324 301 217 225 228 227 221 $3,714 $3,367 $3,249 $3,387 $3,522 AUM Brokerage / Other Deposits Loans and leases 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $1,000 $2,000 $3,000 $4,000 $211 $219 $224 $225 $221 99 102 105 106 106 55 57 56 54 52 55 57 60 62 60 Consumer real estate Securities-based lending Custom lending Credit card 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $50 $100 $150 $200 $250$385 $364 $339 $318 $314 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $100 $200 $300 $400 29

Global Banking Trends Note: Amounts may not total due to rounding. 1 See slide 36 for business leadership sources. 2 Global Banking and Global Markets share in certain deal economics from investment banking, loan origination activities, and sales and trading activities. 3 Self-led deals of $12MM, $18MM, $37MM, $65MM, and $72MM for 1Q23, 4Q22, 3Q22, 2Q22, and 1Q22, respectively are embedded within Debt, Equity, and Advisory. Total Corporation IB fees excludes self-led deals. 4 Advisory includes fees on debt and equity advisory and mergers and acquisitions. Average Deposits ($B)Business Leadership1 • Global Most Innovative Financial Institution – 2022(M) • World's Best Bank, North America’s Best Bank for Small to Medium-sized Enterprises, and Best Bank in the US(N) • Best Bank for Payment & Collections in North America(O) • Model Bank award for Product Innovation in Cash Management – 2023, for CashPro Mobile, CashPro Forecasting, and CashPro API(P) • World’s Best Bank for Payments and Treasury and North America’s Best Bank for Transaction Services(N) • 2022 Quality, Share and Excellence Awards for U.S. Large Corporate Banking and Cash Management(Q) • Relationships with 73% of the Global Fortune 500; 95% of the U.S. Fortune 1,000 (2022) Average Loans and Leases ($B) Total Revenue ($B)2 Total Corporation IB Fees ($MM)3 $5.2 $5.0 $5.6 $6.4 $6.2 2.3 2.6 3.3 3.9 3.9 0.9 0.7 0.7 0.7 0.7 0.9 0.9 0.8 0.7 0.7 1.1 0.7 0.8 1.1 0.9 Net interest income IB fees Service charges All other income 1Q22 2Q22 3Q22 4Q22 1Q23 $0.0 $2.5 $5.0 $7.5 831 662 616 414 644 225 139 156 189 168 473 392 432 486 363 $1,457 $1,128 $1,167 $1,071 $1,163 Debt Equity Advisory 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $500 $1,000 $1,500 177 186 194 192 193 167 177 177 175 175 13 13 13 13 13$359 $377 $384 $380 $381 Commercial Corporate Business Banking 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $100 $200 $300 $400 4 $540 $509 $495 $503 $493 Noninterest-bearing Interest-bearing 1Q22 2Q22 3Q22 4Q22 1Q23 $0 $200 $400 $600 30 71% 72% 65% 55% 48% 29% 28% 35% 45% 52%

Global Markets Trends and Revenue Mix Note: Amounts may not total due to rounding. 1 See slide 36 for business leadership sources. 2 Represents a non-GAAP financial measure. Reported Global Markets revenue was $5.6B for 1Q23. Reported sales and trading revenue was $5.1B, $4.7B, $5.1B, and $4.6B for 1Q23, 1Q22, 1Q21, and 1Q20, respectively. Reported FICC sales and trading revenue was $3.4B, $2.7B, $3.2B, and $2.9B for 1Q23, 1Q22, 1Q21, and 1Q20, respectively. Reported Equities sales and trading revenue was $1.6B, $2.0B, $1.8B, and $1.7B for 1Q23, 1Q22, 1Q21, and 1Q20, respectively. Reported Global Markets revenue mix and FICC sales and trading revenue mix are the same including and excluding DVA. See note E on slide 35 and slide 38 for important presentation information. 3 Macro includes currencies, interest rates and commodities products. 4 See note F on slide 35 for definition of VaR. 1Q23 Global Markets Revenue Mix (excl. net DVA)2 Business Leadership1 • Americas Derivatives House of the Year and Americas House of the Year for Equity Derivatives, FX Derivatives, Interest Rate Derivatives, and Commodities Derivatives(R) • Commodity Derivatives House and Americas ESG Financing House(S) • Interest Rate Derivatives House of the Year(T) • Global Leader for Sustainable Project Finance(M) • Most Sustainable Banks in North America(U) • Most Impressive Corporate Bond House in Dollars(R) • No. 1 All-America Sales Team in Equities Idea Generation(V) • No. 1 Municipal Bonds Underwriter(W) • No. 2 Global Research Firm(V) 1Q23 Total FICC Sales and Trading Revenue Mix (excl. net DVA)2 Total Sales and Trading Revenue (excl. net DVA) ($B)2 Average Trading-Related Assets ($B) and VaR ($MM)4 $4.3 $5.1 $4.7 $5.1 2.7 3.3 2.6 3.4 1.7 1.8 2.0 1.6 FICC Equities 1Q20 1Q21 1Q22 1Q23 $0.0 $2.0 $4.0 $6.0 $503 $502 $596 $626 $48 $74 $79 $109 Avg. trading-related assets Avg. VaR 1Q20 1Q21 1Q22 1Q23 $0 $250 $500 $750 $0 $50 $100 $150 60% 40% U.S. / Canada International 43% 57% Credit / Other Macro3 31

Additional Presentation Information

Consumer Spend Remained Strong; 1Q23 up 9% YoY to $1.1T 1 Total payments include total credit card, debit card, ACH, wires, billpay, person-to-person, cash, and checks. 2 Includes consumer and small business credit card portfolios in Consumer Banking and GWIM. 3 Excludes credit and debit money transfers, charitable donations, and miscellaneous categories with immaterial volume. 4 P2B stands for person-to-business. Payment Spend1 ($ and Transaction Volume) Quarterly YoY % Growth 33 1Q23 Credit and Debit2,3 YoY Growth Credit and debit spend up 6%; transactions up 6% $ Volume Transaction # 1Q 19 2Q 3Q 4Q 1Q 20 2Q 3Q 4Q 1Q 21 2Q 3Q 4Q 1Q 22 2Q 3Q 4Q 1Q 23 (25)% 0% 25% 50% 16% (5%) 8% 0% 7% 12% 1% 6% 4% 4% $ Volume Transaction # Travel & Entertainment Gas Food Retail Services (10%) 0% 10% 20% 30% Payment Spend1 ($ Volume) and YoY % Growth $0.8T $0.9T $1.0T $1.1T 9% 10% 14% 9% 1Q20 1Q21 1Q22 1Q23 9% 6% 1Q23 YoY Change in Payment Transaction Volume 6% 6% 18% (3%) Credit/Debit ACH/Wire P2P/P2B Cash/Check % of 1Q23 Volume 75% 11% 9% 5% 4

Commercial Real Estate Loans 34 21.2% 6.9% 12.3% 7.0% 4Q09 1Q23 Total Commercial loans Total loans and leases Commercial Real Estate as a Percent of: Geographic Distribution ($B) $16.3 22% $13.8 19% $13.8 19% $9.1 12% $7.0 10% $5.8 8% Northeast California Southeast Southwest Midwest Midsouth Northwest Other Non-US Office Portfolio Scheduled Maturities ($B) $18.7 26% $14.2 19% $10.9 15% $6.0 8% $5.7 8% $13.5 18% Office Industrial/ Warehouse Multi-family rental Shopping centers/Retail Hotel/Motels Multi-use Residential Other ~$73B Distribution by Property Type ($B) $2.6 3%$2.0 3% $2.8 4% $1.3 2% $2.7 4% $4.0 $5.8 $2.9 $5.9 2023 2024 2025 2026 and beyond • ~75% Class A property type • ~55% origination LTV • ~2% NPL to loans • $3.7B reservable criticized exposure ◦ ~75% LTV1 • NCOs $15MM in 1Q23 ~$73B Note: Amounts may not total due to rounding. 1 Based on recently appraised properties.

Notes

[A] Global Liquidity Sources (GLS) include cash and high-quality, liquid, unencumbered securities, inclusive of U.S. government securities, U.S. agency securities, U.S. agency MBS, and a select group of non-U.S. government and supranational securities, and other investment-grade securities, and are readily available to meet funding requirements as they arise. It does not include Federal Reserve Discount Window or Federal Home Loan Bank borrowing capacity. Transfers of liquidity among legal entities may be subject to certain regulatory and other restrictions.

[B] Reserve Build (or Release) is calculated by subtracting net charge-offs for the period from the provision for credit losses recognized in that period. The period-end allowance, or reserve, for credit losses reflects the beginning of the period allowance adjusted for net charge-offs recorded in that period plus the provision for credit losses and other valuation accounts recognized in that period.

[C] Pretax, pre-provision income (PTPI) at the consolidated level is a non-GAAP financial measure calculated by adjusting consolidated pretax income to add back provision for credit losses. Similarly, PTPI at the segment level is a non-GAAP financial measure calculated by adjusting the segments' pretax income to add back provision for credit losses. Management believes that PTPI (both at the consolidated and segment level) is a useful financial measure as it enables an assessment of the Corporation's ability to generate earnings to cover credit losses through a credit cycle as well as provides an additional basis for comparing the Corporation's results of operations between periods by isolating the impact of provision for credit losses, which can vary significantly between periods. See reconciliation below.

	1Q23			4Q22			1Q22		
$ Millions	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income	Pretax Income (GAAP)	Provision for Credit Losses (GAAP)	Pretax, Pre-provision Income
Consumer Banking	$ 4,144	$ 1,089	$ 5,233	$ 4,738	$ 944	$ 5,682	$ 3,944	$ (52)	$ 3,892
Global Wealth & Investment Management	1,223	25	1,248	1,589	37	1,626	1,502	(41)	1,461
Global Banking	3,500	(237)	3,263	3,456	149	3,605	2,346	165	2,511
Global Markets	2,328	(53)	2,275	686	4	690	2,170	5	2,175
All Other	(1,972)	107	(1,865)	(2,449)	(42)	(2,491)	(1,977)	(47)	(2,024)
Total Corporation	$ 9,089	$ 931	$ 10,020	$ 7,897	$ 1,092	$ 8,989	$ 7,879	$ 30	$ 7,909

[D] Interest rate sensitivity as of March 31, 2023, reflects the pretax impact to forecasted net interest income over the next 12 months from March 31, 2023 resulting from an instantaneous parallel shock to the market-based forward curve. The sensitivity analysis assumes that we take no action in response to this rate shock and does not assume any change in other macroeconomic variables normally correlated with changes in interest rates. As part of our asset and liability management activities, we use securities, certain residential mortgages, and interest rate and foreign exchange derivatives in managing interest rate sensitivity. The behavior of our deposit portfolio in the forecast is a key assumption in our projected estimate of net interest income. The sensitivity analysis assumes no change in deposit portfolio size or mix from our baseline forecast in alternate rate environments. In higher rate scenarios, any customer activity resulting in the replacement of low-cost or noninterest-bearing deposits with higher yielding deposits or market-based funding would reduce our benefit in those scenarios.

[E] Revenue for all periods included net debit valuation adjustments (DVA) on derivatives, as well as amortization of own credit portion of purchase discount and realized DVA on structured liabilities. Net DVA gains (losses) were $14MM, ($193MM), $69MM, ($2MM) and $300MM for 1Q23, 4Q22, 1Q22, 1Q21 and 1Q20, respectively. Net DVA gains (losses) included in FICC revenue were $11MM, ($186MM), $60MM, ($9MM) and $274MM for 1Q23, 4Q22, 1Q22, 1Q21 and 1Q20, respectively. Net DVA (losses) included in Equities revenue were $3MM, ($7MM), $9MM, $7MM and $26MM for 1Q23, 4Q22, 1Q22, 1Q21 and 1Q20, respectively.

[F] VaR model uses a historical simulation approach based on three years of historical data and an expected shortfall methodology equivalent to a 99% confidence level. Using a 95% confidence level, average VaR was $42MM, $43MM, $30MM, $26MM and $27MM for 1Q23, 4Q22, 1Q22, 1Q21 and 1Q20, respectively.

35

Business Leadership Sources (A) Estimated U.S. retail deposits based on June 30, 2022 FDIC deposit data. (B) Javelin 2022 Online and Mobile Banking Scorecards. (C) FDIC, 4Q22. (D) Global Finance, May 2022. (E) Global Finance, August 2022. (F) Global Finance, December 2022. (G) J.D. Power 2023 Financial Health Support CertificationSM is based on exceeding customer experience benchmarks using client surveys and a best practices verification. For more information, visit jdpower.com/awards. (H) Industry Q4-22 FDIC call reports. (I) Family Wealth Report, 2022. (J) Global Private Banking, The Digital Banker, 2022. (K) WealthBriefing, 2022. (L) PWM, 2022. (M) Global Finance, 2022. (N) Euromoney, 2022. (O) Global Finance Treasury & Cash Management Awards, 2023. (P) Celent, 2023. (Q) Greenwich, 2023. (R) GlobalCapital, 2022. (S) IFR, 2022. (T) Risk.net, 2022. (U) Capital Monitor, 2022. (V) Institutional Investor, 2022. (W) Refinitiv, 2023 YTD. 36

Forward-Looking Statements Bank of America Corporation (the Corporation) and its management may make certain statements that constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the fact that they do not relate strictly to historical or current facts. Forward-looking statements often use words such as “anticipates,” “targets,” “expects,” “hopes,” “estimates,” “intends,” “plans,” “goals,” “believes,” “continue” and other similar expressions or future or conditional verbs such as “will,” “may,” “might,” “should,” “would” and “could.” Forward-looking statements represent the Corporation’s current expectations, plans or forecasts of its future results, revenues, liquidity, provision for credit losses, expenses, efficiency ratio, capital measures, strategy, deposits, assets, and future business and economic conditions more generally, and other future matters. These statements are not guarantees of future results or performance and involve certain known and unknown risks, uncertainties and assumptions that are difficult to predict and are often beyond the Corporation’s control. Actual outcomes and results may differ materially from those expressed in, or implied by, any of these forward-looking statements. You should not place undue reliance on any forward-looking statement and should consider the following uncertainties and risks, as well as the risks and uncertainties more fully discussed under Item 1A. Risk Factors of the Corporation’s 2022 Annual Report on Form 10-K and in any of the Corporation’s subsequent Securities and Exchange Commission filings: the Corporation’s potential judgments, orders, settlements, penalties, fines and reputational damage resulting from pending or future litigation and regulatory investigations, proceedings and enforcement actions, including as a result of our participation in and execution of government programs related to the Coronavirus Disease 2019 (COVID-19) pandemic, such as the processing of unemployment benefits for California and certain other states; the possibility that the Corporation's future liabilities may be in excess of its recorded liability and estimated range of possible loss for litigation, and regulatory and government actions; the possibility that the Corporation could face increased claims from one or more parties involved in mortgage securitizations; the Corporation’s ability to resolve representations and warranties repurchase and related claims; the risks related to the discontinuation of the London Interbank Offered Rate and other reference rates, including increased expenses and litigation and the effectiveness of hedging strategies; uncertainties about the financial stability and growth rates of non-U.S. jurisdictions, the risk that those jurisdictions may face difficulties servicing their sovereign debt, and related stresses on financial markets, currencies and trade, and the Corporation’s exposures to such risks, including direct, indirect and operational; the impact of U.S. and global interest rates, inflation, currency exchange rates, economic conditions, trade policies and tensions, including tariffs, and potential geopolitical instability; the impact of the interest rate, inflationary, macroeconomic, banking and regulatory environment on the Corporation’s assets, business, financial condition and results of operations; the impact of adverse developments affecting the U.S. or global banking industry, including bank failures and liquidity concerns, which could cause continued or worsening economic and market volatility, and regulatory responses thereto; the possibility that future credit losses may be higher than currently expected due to changes in economic assumptions, customer behavior, adverse developments with respect to U.S. or global economic conditions and other uncertainties, including the impact of supply chain disruptions, inflationary pressures and labor shortages on economic conditions and our business; potential losses related to the Corporation’s concentration of credit risk; the Corporation's ability to achieve its expense targets and expectations regarding revenue, net interest income, provision for credit losses, net charge-offs, effective tax rate, loan growth or other projections; adverse changes to the Corporation’s credit ratings from the major credit rating agencies; an inability to access capital markets or maintain deposits or borrowing costs; estimates of the fair value and other accounting values, subject to impairment assessments, of certain of the Corporation’s assets and liabilities; the estimated or actual impact of changes in accounting standards or assumptions in applying those standards; uncertainty regarding the content, timing and impact of regulatory capital and liquidity requirements; the impact of adverse changes to total loss-absorbing capacity requirements, stress capital buffer requirements and/or global systemically important bank surcharges; the potential impact of actions of the Board of Governors of the Federal Reserve System on the Corporation’s capital plans; the effect of changes in or interpretations of income tax laws and regulations; the impact of implementation and compliance with U.S. and international laws, regulations and regulatory interpretations, including, but not limited to, recovery and resolution planning requirements, Federal Deposit Insurance Corporation assessments, the Volcker Rule, fiduciary standards, derivatives regulations and the Coronavirus Aid, Relief, and Economic Security Act and any similar or related rules and regulations; a failure or disruption in or breach of the Corporation’s operational or security systems or infrastructure, or those of third parties, including as a result of cyber- attacks or campaigns; the risks related to the transition and physical impacts of climate change; our ability to achieve environmental, social and governance goals and commitments or the impact of any changes in the Corporation's sustainability strategy or commitments generally; the impact of any future federal government shutdown and uncertainty regarding the federal government’s debt limit or changes in fiscal, monetary or regulatory policy; the emergence or continuation of widespread health emergencies or pandemics, including the magnitude and duration of the COVID-19 pandemic and its impact on U.S. and/or global financial market conditions and our business, results of operations, financial condition and prospects; the impact of natural disasters, extreme weather events, military conflict (including the Russia/Ukraine conflict, the possible expansion of such conflict and potential geopolitical consequences), terrorism or other geopolitical events; and other matters. Forward-looking statements speak only as of the date they are made, and the Corporation undertakes no obligation to update any forward-looking statement to reflect the impact of circumstances or events that arise after the date the forward-looking statement was made. 37

Important Presentation Information 38 • The information contained herein is preliminary and based on Corporation data available at the time of the earnings presentation. It speaks only as of the particular date or dates included in the accompanying slides. Bank of America does not undertake an obligation to, and disclaims any duty to, update any of the information provided. • The Corporation may present certain metrics and ratios, including year-over-year comparisons of revenue, noninterest expense and pretax income, excluding certain items (e.g., DVA) that are non-GAAP financial measures. The Corporation believes the use of these non-GAAP financial measures provides additional clarity in understanding its results of operations and trends. For more information about the non-GAAP financial measures contained herein, please see the presentation of the most directly comparable financial measures calculated in accordance with GAAP and accompanying reconciliations in the earnings press release for the quarter ended March 31, 2023, and other earnings-related information available through the Bank of America Investor Relations website at: https://investor.bankofamerica.com/quarterly-earnings. • The Corporation presents certain key financial and nonfinancial performance indicators that management uses when assessing consolidated and/or segment results. The Corporation believes this information is useful because it provides management with information about underlying operational performance and trends. KPIs are presented in 1Q23 Financial Results on slide 4 and on the Summary Income Statement for each segment. • The Corporation also views net interest income and related ratios and analyses on a fully taxable-equivalent (FTE) basis, which when presented on a consolidated basis are non-GAAP financial measures. The Corporation believes managing the business with net interest income on an FTE basis provides investors with meaningful information on the interest margin for comparative purposes. The Corporation believes that the presentation allows for comparison of amounts from both taxable and tax-exempt sources and is consistent with industry practices. The FTE adjustment was $134MM, $123MM, $106MM, $103MM and $106MM for 1Q23, 4Q22, 3Q22, 2Q22 and 1Q22, respectively. • The Corporation allocates capital to its business segments using a methodology that considers the effect of regulatory capital requirements in addition to internal risk-based capital models. Allocated capital is reviewed periodically and refinements are made based on multiple considerations that include, but are not limited to, risk-weighted assets measured under Basel 3 Standardized and Advanced approaches, business segment exposures and risk profile, and strategic plans. As a result of this process, in the first quarter of 2023, the Corporation adjusted the amount of capital being allocated to its business segments.